[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.4

LETTER AGREEMENT No. 2

This Letter Agreement No. 2 (the “Letter Agreement”), is entered into by and among Dynavax Technologies Corporation (“Dynavax”) and the undersigned counterparties (such counterparties collectively referred to as “Customer”) (each a “Party” and collectively, the “Parties”) effective as of the date of last signature below (the “Effective Date”).

WHEREAS the Parties entered into that certain Supply Agreement dated 29 June 2021, as amended and supplemented to date, (the “Supply Agreement”);

WHEREAS, the Supply Agreement provides certain terms governing, among other things, initial binding commitments for orders of Dynavax Adjuvant, capacity for Dynavax to accept future purchase orders from Customer, volume-based pricing, the binding nature and/or cancelability of certain purchase orders issued by Customer from time to time and other terms and conditions relating thereto, including delivery of Dynavax Adjuvant;

WHEREAS, Customer submitted and Dynavax accepted purchase order numbered [*] (“PO [*]”) with certain prescribed delivery dates and quantities of which a total of [*] kilograms of Dynavax Adjuvant remain to be picked up by Customer (the “Remaining PO [*] Quantities”);

WHEREAS, following submission of PO [*], and pursuant to the terms of the Supply Agreement and PO [*], as amended to date, PO [*] became non-cancelable by Customer;

WHEREAS, pursuant to the terms of the Supply Agreement, Customer owes Dynavax a total of [*] for the Remaining PO [*] Quantities and quantities included in invoice [*] (the “Dynavax Receivable”);

WHEREAS, notwithstanding the non-cancelable nature of PO [*] and the costs incurred by Dynavax to manufacture and release the Remaining PO [*] Quantities, Customer, due to the overall COVID market conditions and related reduction in demand for Customer’s Product, now desires to amend its obligations with respect to the Remaining PO [*] Quantities and Dynavax Payable as set forth herein; and

WHEREAS, the Parties now desire to make a good faith modification to the order, shipping and payment terms with respect to the Remaining PO [*] Quantities, and certain other changes as described in greater detail below.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Subject to Customer’s timely payment of the Remaining Dynavax Receivable (as set forth below in Section 3), Dynavax hereby agrees to allow Customer to cancel its acceptance and reduce the remaining payment obligations, with respect to [*] kilograms of the Remaining PO [*] Quantities (the “Cancelled Portion”), as further agreed below.

2.
With respect to the Cancelled Portion, the Parties agree that Dynavax shall retain the prepayments for the Cancelled Portion. No refund or credit will be given.

3.
With respect to the Dynavax Receivable, the Parties agree as follows:

a.
The [*] included in the Dynavax Receivable for the Cancelled Portion shall be addressed as follows: (i) the Dynavax Receivable shall be reduced by [*] (the “Cancellation Reduction”) and (ii) the remaining [*] of the Cancelled Portion remains a payment obligation of Customer (the “Cancellation Fee”).

b.
The Dynavax Receivable less the Cancellation Reduction, or [*], shall be referred to herein as the “Remaining Dynavax Receivable.”

c.
Subject to Customer’s certification requirements set forth below, Dynavax shall defer payment of $10,000,000 of the Remaining Dynavax Receivable (the “Deferred Amount”) until [*] calendar days following the earlier of (i) Customer receiving cumulative net proceeds from equity and/or equity-linked financings of [*] in the aggregate on or before [*] or (ii) Customer receiving [*] in cumulative Net Sales on or before [*] (the “Deferred Payment Trigger”). Within [*] calendar days of the end of each calendar quarter following the Effective Date of this Letter Agreement through to the end of [*], Customer shall provide Dynavax a written certification from Customer’s Chief Financial Officer as to whether a Deferred Payment Trigger has occurred during the prior calendar quarter.

d.
On or before the earlier of (i) [*] business days following the settlement of the Remaining Dynavax Receivable with SAFE (as defined below) and (ii) [*] days following the Effective Date of this Letter Agreement, Customer shall pay in cash an amount equal to the Remaining Dynavax Receivable less the Deferred Amount, or [*]. Upon execution of this Letter Agreement, Customer shall use best efforts to initiate and advance the payment specified in this Section 3(d), and upon request by Dynavax, Customer must provide evidence to Dynavax of the payment status (within [*] business day of receiving the request). In the event that Customer fails to comply with the payment terms of this Section 3(d), then Dynavax may, in its sole discretion, confirm in writing that (i) this Letter Agreement shall be deemed null and void and PO [*] shall be reinstated in full and remain a non-cancelable obligation of Customer, (ii) Dynavax shall supply the Remaining PO [*] Quantities per PO [*], and (iii) Customer shall make the payment for the Remaining PO [*] Quantities pursuant to the terms of the Supply Agreement and PO [*].
e.
Dynavax will provide reasonable supporting documentation to assist Customer to settle the Remaining Dynavax Receivable with the State Administration of Foreign Exchange (“SAFE”), but only to the extent that Customer shall specifically notify to Dynavax of the SAFE requirements in writing, and subject at all times to Dynavax’s compliance with Applicable Laws and contractual obligations.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

4.
Notwithstanding the delivery dates set forth in PO [*], Customer shall schedule the shipment of all Remaining PO [*] Quantities (less the Cancelled Portion) which have not already been shipped as of the Effective Date to occur on or before [*] or Customer shall, at its sole cost and expense, make alternative arrangements for the storage of such Remaining PO [*] Quantities; provided, however, that for a period of [*] business days following the Effective Date, Dynavax shall use good faith efforts to obtain the Dynavax CMO’s agreement to discuss with Customer the potential storage of the Remaining PO [*] Quantities (less the Cancelled Portion). Notwithstanding the date of shipment or storage of the Remaining PO [*] Quantities (less the Cancelled Portion), Customer acknowledges and agrees that title and risk of loss for the Remaining PO [*] Quantities (less the Cancelled Portion) passes to Customer on a batch-by-batch basis following notice from Dynavax to Customer that a batch is released and are placed at the disposal of Customer for purposes of Section 4.3 of the Supply Agreement. Effective [*], any of the Remaining PO [*] Quantities (less the Cancelled Portion) which have not been shipped to Customer or been stored by Customer and/or Customer’s designated storage provider shall be destroyed at Customer’s sole cost and expense.

5.
This Letter Agreement embodies the entire agreement between the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Letter Agreement and the Supply Agreement or PO [*], the provisions of this Letter Agreement shall control.

6.
Capitalized terms used but not defined herein shall have the meaning set forth in the Supply Agreement. Except as expressly stated herein, all other terms of the Supply Agreement and PO [*] remain in full force and effect and continue to govern the relationship between the Parties.

7.
This Letter Agreement may be executed in one or more counterparts, each of which are deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Pages Follow]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

8.
IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed by their duly authorized representatives as of the Effective Date.

Signed for and on behalf of Dynavax Technologies Corporation by: Signature: /s/ Ryan Spencer Name: Ryan Spencer Title: Chief Executive Officer Date: 10/31/2022

Signed for and on behalf of Zhejiang Clover Biopharmaceuticals, Inc.:

Signature: /s/ Joshua LIANG

Name: Joshua LIANG

Title: CEO, Board Director

Date: 10/31/2022

Signed for and on behalf of Clover Biopharmaceuticals (Hong Kong) Co., Limited:

Signature: /s/ Joshua LIANG

Name: Joshua LIANG

Title: CEO, Board Director

Date: 10/31/2022

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.